Exhibit 99.2

www.thorindustries.com SECOND QUARTER OF FISCAL 2023 FINANCIAL RESULTS

FORWARD - LOOKING STATEMENTS This presentation includes certain statements that are “forward - looking” statements within the meaning of the U . S . Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . These forward - looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon THOR, and inherently involve uncertainties and risks . These forward - looking statements are not a guarantee of future performance . We cannot assure you that actual results will not differ materially from our expectations . Factors which could cause materially different results include, among others : the impact of inflation on the cost of our products as well as on general consumer demand ; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply constraints ; the impact of war, military conflict, terrorism and/or cyber - attacks, including state - sponsored or ransom attacks ; the impact of sudden or significant adverse changes in the cost and/or availability of energy or fuel, including those caused by geopolitical events, on our costs of operation, on raw material prices, on our suppliers, on our independent dealers or on retail customers ; the dependence on a small group of suppliers for certain components used in production, including chassis ; interest rate fluctuations and their potential impact on the general economy and, specifically, on our profitability and on our independent dealers and consumers ; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share ; the level and magnitude of warranty and recall claims incurred ; the ability of our suppliers to financially support any defects in their products ; legislative, regulatory and tax law and/or policy developments including their potential impact on our independent dealers, retail customers or on our suppliers ; the costs of compliance with governmental regulation ; the impact of an adverse outcome or conclusion related to current or future litigation or regulatory investigations ; public perception of and the costs related to environmental, social and governance matters ; legal and compliance issues including those that may arise in conjunction with recently completed transactions ; lower consumer confidence and the level of discretionary consumer spending ; the impact of exchange rate fluctuations ; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers ; management changes ; the success of new and existing products and services ; the ability to maintain strong brands and develop innovative products that meet consumer demands ; the ability to efficiently utilize existing production facilities ; changes in consumer preferences ; the risks associated with acquisitions, including : the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions and our ability to retain key management personnel of acquired companies ; a shortage of necessary personnel for production and increasing labor costs and related employee benefits to attract and retain production personnel in times of high demand ; the loss or reduction of sales to key independent dealers ; disruption of the delivery of units to independent dealers or the disruption of delivery of raw materials, including chassis, to our facilities ; increasing costs for freight and transportation ; the ability to protect our information technology systems from data breaches, cyber - attacks and/or network disruptions ; asset impairment charges ; competition ; the impact of losses under repurchase agreements ; the impact of the strength of the U . S . dollar on international demand for products priced in U . S . dollars ; general economic, market and political conditions in the various countries in which our products are produced and/or sold ; the impact of changing emissions and other related climate change regulations in the various jurisdictions in which our products are produced, used and/or sold ; changes to our investment and capital allocation strategies or other facets of our strategic plan ; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt . These and other risks and uncertainties are discussed more fully in our Quarterly Report on Form 10 - Q for the quarter ended January 31 , 2023 and in Item 1 A of our Annual Report on Form 10 - K for the year ended July 31 , 2022 . We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward - looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law . 2

SECOND QUARTER FISCAL 2023 HIGHLIGHTS Resilient Performance in a Challenging Market Environment 3 Net sales of $2.3 billion in 2Q23, down from a fiscal second quarter record of $3.9 billion in the prior - year period ▪ Macroeconomic conditions continued to contribute to softening retail demand and slowing order intake levels ▪ North American production levels were proactively managed to align to retail demand to assist our independent dealers in keeping January 31, 2023 dealer inventory levels of THOR products essentially flat to October 31, 2022 levels Diluted EPS of $0.50 ▪ Achieved gross profit margin of 12.1% despite a 52% reduction in unit shipments compared to the prior - year period ▪ Variable cost model and solid execution maintained positive results through near - term market volatility Generated $91.3 million of net cash flow from operations ▪ Both the regular quarterly dividend payments approved in October 2022 and December 2022, totaling $48.2 million, were paid in the second quarter

$948.1 $5,253.6 $10,442.9 $1,153.0 $639.9 $812.0 $784.4 $2,916.4 $4,232.5 $1,848.1 $1,142.0 $2,644.2 $3,051.5 $3,055.7 NA Towables NA Motorized European (3) Includes Tiffin backlog subsequent to the December 2020 acquisition of the Tiffin Group 01/31/19 01/31/20 01/31/21 European $0.65 bn 27.6% NA Motorized $0.74 bn 31.5% NA Towables $0.83 bn 35.4% Other $0.13 bn 5.5% 137,900 115,200 78,100 112,000 121,300 1/31/19 1/31/20 NORTH AMERICAN INDEPENDENT DEALER INVENTORY OF THOR PRODUCTS RV BACKLOG OF $6.06 BILLION (65.8)% Inventory Units (2) Includes units of Tiffin products subsequent to the December 2020 acquisition of the Tiffin Group (2) 1/31/23 (2) 1/31/22 01/31/23 (3) 01/31/22 (3) (2) 1/31/21 (1) As compared to the second quarter of fiscal year 2022 SECOND QUARTER OF FISCAL YEAR 2023 Gross Margin 12.1% - 530 bps (1) Diluted EPS $0.50 (89.6)% (1) Net Sales $2.3 billion (39.4)% (1) Unit Shipments 37,960 (51.6)% (1) 4 (3)

($ millions) $1,985.1 $829.8 2QFY22 2QFY23 19.0% 6.4% 2QFY22 2QFY23 NET SALES  Decreased 58 . 2% * driven by a 64 . 6 % decrease in unit shipments in part due to independent dealers restocking their inventory in the prior - year, partially offset by net selling price increases and a change in product mix GROSS PROFIT MARGIN  Decreased 1 , 260 basis points* driven primarily by higher manufacturing overhead costs as a percentage of sales due to the reduction in sales, an increase in sales discounts, and higher warranty costs as a percentage of sales Second Quarter of Fiscal 2023 NORTH AMERICAN TOWABLE KEY DRIVERS • Proactive balancing of wholesale production to retail demand contributed to lower unit volumes in 2Q23 ◦ Independent dealer inventory levels essentially flat compared to October 31, 2022 levels • CY ‘22 travel trailer and fifth wheel market share of 42.0% (+30 bps y/y) • Order backlog of $1.2 billion *in the second quarter of fiscal 2023 compared to the prior - year period NORTH AMERICAN TOWABLE SEGMENT 5

NET SALES  Decreased 24 . 4% * driven primarily by a 26 . 3 % decrease in unit shipments, partially offset by net selling price increases and a change in product mix ($ millions) $976.8 $738.6 2QFY22 2QFY23 16.0% 14.5% 2QFY22 2QFY23 GROSS PROFIT MARGIN  Decreased 150 basis points* driven primarily by an increase in manufacturing overhead and warranty costs as a percentage of sales *in the second quarter of fiscal 2023 compared to the prior - year period Second Quarter of Fiscal 2023 NORTH AMERICAN MOTORIZED KEY DRIVERS • Proactive balancing of wholesale production to retail demand contributed to lower unit volumes in 2Q23 ◦ Independent dealer inventory levels essentially flat compared to October 31, 2022 levels • CY ‘22 market share of market share of 48.3% (+100 bps y/y) • Order backlog of $1.8 billion 6 NORTH AMERICAN MOTORIZED SEGMENT

EUROPEAN KEY DRIVERS • Net sales decreased 3.5% on a constant - currency basis • Strong order backlog of $3.1 billion • Independent dealer inventory levels generally remain below normalized levels NET SALES  Decreased 10 . 6% * driven by a 15 . 3 % decrease in unit shipments due primarily to continuing chassis supply constraints . The decrease due to the foreign exchange rate decline of 7 . 1 % was more than offset by net selling price increases and product mix changes GROSS PROFIT MARGIN  Increased by 160 basis points* due to net selling price increases, product mix changes and improved warranty costs, partially offset by an increase in overhead costs as a percentage of sales ($ millions) $723.7 $646.9 2QFY22 2QFY23 12.5% 14.1% 2QFY22 2QFY23 *in the second quarter of fiscal 2023 compared to the prior - year period EUROPEAN SEGMENT Second Quarter of Fiscal 2023 7

TOTAL LONG - TERM DEBT / TTM EBITDA (3) 1.3x TOTAL LONG - TERM DEBT / TTM ADJUSTED EBITDA (3) 1.2x STRONG FINANCIAL POSITION ($ millions) $256.3 $298.1 $91.3 $185.3 2QFY23 FY23 YTD OPERATING CASH FLOW TOTAL LONG - TERM DEBT (1) ($ millions) (1) Total debt obligations as of January 31, 2023 inclusive of the current portion of long - term debt (2) As of January 31, 2023 (3) See the Appendix to this presentation for reconciliation of non - GAAP measures to most directly comparable GAAP financial measures LIQUIDITY (2) ($ millions) SELECTED FINANCIAL RATIOS (2) TLB $1,139.7 Unsecured Notes $500.0 ABL $85.0 Other $73.7 Total Long - Term Debt $1,798.4 d 8 Cash on han $281.6 Available credit under ABL $915.0 Total Liquidity $1,196.6 $101.0 2QFY22 FY22 YTD Capital Expenditures $74.6 $117.8 $45.1

CAPITAL MANAGEMENT PRIORITIES AND FISCAL YEAR 2023 ACTIONS Invest in THOR’s business ▪ Capex spending of $101.0 million YTD Pay THOR's dividend ▪ Increased regular quarterly dividend to $0.45 in October 2022 ▪ Represents 13th consecutive year of dividend Reduce the Company's debt obligations ▪ Reduced debt with principal payments of $12.4 million on our Term Loan and paydown of $15.0 million on the ABL YTD ▪ Subsequent to 1/31/23, we further p aid down $15.0 million on our U.S. Term Loan and $15.0 million on our ABL Repurchase shares on a strategic and opportunistic basis ▪ Repurchased $25.4 million YTD ▪ $507.8 million available to be repurchased as of January 31, 2023 under current authorizations Support opportunistic strategic investments 9

FULL - YEAR FISCAL 2023 GUIDANCE KEY ASSUMPTIONS ▪ Full - year guidance was revised to reflect market softness experienced in our second quarter and our expectation that macroeconomic pressures will persist through the balance of our fiscal year ▪ 2 HFY 23 North American wholesale shipments aligned with the RVIA’s February 2023 forecasted shipment range through July 2023 ▪ 2HFY23 European unit shipments expected to increase from 1HFY23 volumes partially due to improved chassis availability ▪ Amortization of intangibles expense: $140.8 million ▪ Tax rate: between 22% and 24% (1) ▪ Full - year fiscal 2023 capital expenditures: $200 - $220 million $ 10.5 – $ 11.5 B NET SALES (previously $11.5 - $12.5B) 13.4% – 14.2 % GROSS PROFIT MARGIN (previously 14.2% - 14.9%) $ 5.50 – $ 6.50 DILUTED EARNINGS PER SHARE (previously $7.40 - $8.70) (1) Before consideration of any discrete tax items 10

KEY TAKEAWAYS THOR delivered a financially resilient 2 Q 23 performance in a challenging market environment, generating positive results and net cash flow from operations Variable cost model and proactive, disciplined production approach positions our operating companies and independent dealer partners favorably entering the seasonally stronger second half of fiscal 2023 Full - year 2023 outlook reflects a disciplined and prudent operating approach that maximizes profitability in response to a softer demand environment Anticipated strong cash generations in the second half of fiscal 2023 will allow us to maintain a balanced capital allocation strategy focused on enhancing long - term shareholder value THOR Remains Well Positioned to Navigate the Dynamic and Challenging Macro Environment 11

APPENDIX 12

THOR OVERVIEW The Global RV Industry Leader WHO WE ARE • Experienced growth - oriented team • Leading brands • Cash generation focus • Customer - centric innovation • 42 years of uninterrupted profitability FOUNDED IN 1980 ~32,000 EMPLOYEES (1) >400 WORLDWIDE FACILITIES (1) ~3,500 INDEPENDENT DEALERSHIP LOCATIONS (1) NET SALES BY SEGMENT (1) NET SALES BY COUNTRY (1) $ 16.3 B FY22 NET SALES Other 4.8% (1) As of July 31, 2022 United States 75.0% Germany 10.6% Other Europe 7.1% Canada 6.9% Other 0.3% North American Towables 53.1% North American Motorized 24.4% European 17.7% 13

THOR'S PRODUCT LEADERSHIP

	NORTH AMERICAN					EUROPEAN
	Travel Trailers	Fifth Wheels	Class A	Class C	Class B	All RV Segments
CATEGORY						
MARKET SHARE [(1)]	41.7%	43.0%	54.2%	52.3%	37.7%	20.4%
MARKET POSITION [(1)]	#1	#1	#1	#1	#1	#2

[(1)] *As of calendar YTD December 31, 2022. Data reported by Statistical Surveys, Inc is based on official state and provincial records. This information is subject to adjustment, is continuously updated and is often impacted by delays in reporting by various states or provinces. EHG data is sourced from industry retail registrations statistics that have been compiled from individual countries reporting of retail sales.*

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RV INDUSTRY OVERVIEW

North America

RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2022	**Dec. 2021**	**Unit Change**	**% Change**
493,268	600,240	(106,972)	(17.8)%


173.1 163.1 203.4 227.8 259.5 247.2 247.5 254.6 292.7 321.2 300.1 256.8 311.0 320.9 370.0 384.5 390.4 353.5 237.0 165.6 242.3 252.4 285.7 321.1 356.7 374.2 430.7 504.6 483.7 406.1 430.4 600.2 493.3 334.1
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e)

TOWABLE RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2022	**Dec. 2021**	**Unit Change**	**% Change**
434,858	544,028	(109,170)	(20.1)%


120.8 121.1 156.5 176.5 201.3 194.3 192.2 199.5 229.1 249.7 239.1 207.6 250.6 258.9 298.3 323.0 334.5 298.1 208.6 152.4 217.1 227.6 257.6 282.8 312.8 326.9 376.0 442.0 426.1 359.4 389.6 544.0 434.9 282.0
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e)

MOTORIZED RV WHOLESALE MARKET TRENDS *(UNITS 000's)*

YTD Shipments *(Units)*			
Dec. 2022	**Dec. 2021**	**Unit Change**	**% Change**
58,410	56,212	2,198	+3.9%


52.3 41.9 46.9 51.3 58.2 52.8 55.3 55.1 63.5 71.5 61.0 49.2 60.4 62.0 71.7 61.4 55.8 55.4 28.4 13.2 25.2 24.8 28.2 38.3 44.0 47.3 54.7 62.6 57.6 46.6 40.8 56.2 58.4 52.1
1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (e)

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Historical Data: Recreation Vehicle Industry Association (RVIA)
(e) Calendar year 2023 represents the most recent RVIA "most likely" estimate from their February 2023, Spring 2023 issue of Roadsigns

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15

RV INDUSTRY OVERVIEW

Europe

EUROPEAN INDUSTRY UNIT REGISTRATIONS BY COUNTRY [1]

Country	Caravans			Motorcaravans			Total		
	CYTD December 31,		%	CYTD December 31,		%	CYTD December 31,		%
	2022	2021	Change	2022	2021	Change	2022	2021	Change
Germany	24,478	24,718	(1.0)%	66,507	81,420	(18.3)%	90,985	106,138	(14.3)%
France	7,330	7,446	(1.6)%	24,611	30,822	(20.2)%	31,941	38,268	(16.5)%
U.K.	13,884	18,660	(25.6)%	11,823	14,074	(16.0)%	25,707	32,734	(21.5)%
Netherlands	7,946	8,562	(7.2)%	2,260	3,164	(28.6)%	10,206	11,726	(13.0)%
Switzerland	1,775	1,687	5.2 %	7,165	8,498	(15.7)%	8,940	10,185	(12.2)%
Sweden	3,164	3,869	(18.2)%	3,498	5,066	(31.0)%	6,662	8,935	(25.4)%
Italy	659	568	16.0 %	5,828	7,113	(18.1)%	6,487	7,681	(15.5)%
Belgium	1,306	1,290	1.2 %	6,108	7,086	(13.8)%	7,414	8,376	(11.5)%
Spain	1,579	1,926	(18.0)%	5,323	6,175	(13.8)%	6,902	8,101	(14.8)%
All Others	8,771	10,099	(13.1)%	14,375	18,022	(20.2)%	23,146	28,121	(17.7)%
Total	**70,892**	**78,825**	(10.1)%	**147,498**	**181,440**	(18.7)%	**218,390**	**260,265**	(16.1)%

The Company monitors retail trends in the European RV market as reported by the European Caravan Federation, whose industry data is reported to the public quarterly

Industry wholesale shipment data for the European RV market is not available

FULL-YEAR COMPARISON OF NEW VEHICLE REGISTRATIONS BY CONTINENT *(UNITS 000's)* [1] [2]


1990 201 144
1991 192 141
1992 170 162
1993 151 182
1994 146 217
1995 138 222
1996 135 219
1997 140 220
1998 143 253
1999 152 272
2000 162 274
2001 166 251
2002 174 274
2003 182 292
2004 198 324
2005 203 320
2006 210 310
2007 208 366
2008 189 289
2009 154 206
2010 150 228
2011 156 247
2012 147 264
2013 137 304
2014 140 333
2015 152 376
2016 168 416
2017 190 471
2018 202 493
2019 211 465
2020 236 522
2021 261 570
2022 218 444
Europe
North America

[1] *Source:* European Caravan Federation; Calendar Years, 2022 and 2021; European retail registration data available at www.CIVD.de
[2] *Source:* Statistical Surveys (www.statisticalsurveys.com)

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CONSUMER TRENDS SUPPORT LONG-TERM RV INDUSTRY GROWTH

Supported by Real Data from RVers

Interest in the RV lifestyle continues to exceed pre-pandemic levels	**~47%**	increase in RV dealer website traffic when comparing 2QFY23 to 2QFY19 [(1)]
RV utilization remains high	**~80%**	of current towable owners report they use their unit once a month or more often [(2) (3) (4)]
Consumer satisfaction among RV owners is very strong	**>90%**	of RV owners report satisfaction with their units [(2) (3) (4)]
Repurchase intentions indicate "stickiness" of RV lifestyle	**67%**	of current travel trailer owners intend to repurchase a new RV in the next 2 years [(2)]



(1) SimilarWeb
(2) 2022 THOR North American Travel Trailer Study
(3) 2022 THOR North American Fifth Wheel Study
(4) 2022 THOR North American Lightweight Travel Trailer Study

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QUARTERLY ADJUSTED EBITDA RECONCILIATION

($ in thousands)

	2QFY22	3QFY22 (TTM Fiscal Quarters)	4QFY22 (TTM Fiscal Quarters)	1QFY23 (TTM Fiscal Quarters)	2QFY23 (TTM Fiscal Quarters)	TTM
Net Income	**$ 265,635**	**$ 346,018**	**$ 281,787**	**$ 137,423**	**$ 25,806**	**$ 791,034**
Add Back:						
Interest Expense, Net	24,507	22,289	22,576	22,807	25,633	93,305
Income Taxes	80,618	116,389	56,575	41,848	6,912	221,724
Depreciation and Amortization	75,895	71,646	71,959	66,993	67,682	278,280
EBITDA	**$446,655**	**$556,342**	**$432,897**	**$269,071**	**$126,033**	**$1,384,343**
Add Back:						
Stock-Based Compensation Expense	6,959	9,750	8,685	8,392	8,543	35,370
Acquisition Related Transaction Costs	315	—	—	—	—	—
Change in LIFO Reserve	9,500	21,000	28,712	5,500	7,800	63,012
Inventory Step-Up Impact on Gross Profit	—	—	—	—	—	—
Net (Income) Expense Related to Certain Contingent Liabilities	13,000	(2,875)	5,850	(1,900)	(1,200)	(125)
Non-Cash Foreign Currency Loss (Gain)	(6,036)	(6,770)	6,173	(836)	(5,760)	(7,193)
Market Value Loss (Gain) on Equity Investments	—	—	—	3,044	1,693	4,737
Other Loss (Gain), Including Sales of Property, Plant and Equipment	—	—	(9,392)	—	(4,997)	(14,389)
Adjusted EBITDA	**$470,393**	**$577,447**	**$472,925**	**$283,271**	**$132,112**	**$1,465,755**
Net Sales	$3,875,018	$4,657,517	$3,821,766	$3,108,084	$2,346,635	$13,934,002
Adjusted EBITDA Margin (%)	**12.1 %**	**12.4 %**	**12.4 %**	**9.1 %**	**5.6 %**	**10.5 %**

Total Long-Term Debt as of January 31, 2023 [(1)]	**$1,798,397**
Total Long-Term Debt / TTM EBITDA	**1.3 x**
Total Long-Term Debt / TTM Adjusted EBITDA	**1.2 x**

[(1)] *Total debt obligations as of January 31, 2023 inclusive of the current portion of long-term debt*

Adjusted EBITDA is a non-GAAP performance measure included to illustrate and improve comparability of the Company's results from period to period. Adjusted EBITDA is defined as net income before net interest expense, income tax expense and depreciation and amortization adjusted for certain items and other one-time items. The Company considers this non-GAAP measure in evaluating and managing the Company's operations and believes that discussion of results adjusted for these items is meaningful to investors because it provides a useful analysis of ongoing underlying operating trends. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be comparable to similarly titled measures used by other companies.

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www.thorindustries.com INVESTOR RELATIONS CONTACT Michael Cieslak, CFA mcieslak@thorindustries.com (574) 294 - 7724